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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 333-04417, 333-28113, 333-28115, 333-28117, and 333-28119 on Form S-8 and
Registration Statement No.'s 333-00913, 333-23581 and 333-31465 on Form S-3 of Fiserv, Inc. of our restated report appearing in Form 8-K, dated October 16, 1997, to reflect pooling of interests accounting for the year ended December 31, 1996.

/s/ Deloitte and Touche LLP

Deloitte and Touche LLP
Milwaukee, Wisconsin

October 22, 1997